UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): June 2, 2025 (May 30, 2025)

Gladstone Commercial Corporation

(Exact Name of Registrant as Specified in Charter)

Maryland	001-33097	02-0681276
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1521 Westbranch Drive, Suite 100, McLean, Virginia 22102

(Address of Principal Executive Offices) (Zip Code)

(703) 287-5800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	GOOD	The Nasdaq Stock Market LLC
6.625% Series E Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODN	The Nasdaq Stock Market LLC
6.00% Series G Cumulative Redeemable Preferred Stock, par value $0.001 per share	GOODO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On May 30, 2025, Gladstone Commercial Limited Partnership (the “Operating Partnership”), the operating partnership through which Gladstone Commercial Corporation (the “Company”) conducts substantially all of its business activities, entered into a Term Loan Agreement by and among the Operating Partnership, as borrower, the subsidiary guarantors named therein, the Company as a guarantor, KeyBank National Association (“KeyBank”), as lender and agent, and certain other lenders that are a party thereto (the “Term Loan”) for an aggregate amount of $20.0 million.

The Term Loan is scheduled to mature on May 30, 2027, and will bear interest at a rate equal to either (i) the secured overnight financing rate (“SOFR”) plus a margin of 155 to 200 basis points, or (ii) a base rate plus a margin of 55 to 100 basis points. Borrowings under the Term Loan are unsecured. The Term Loan includes customary terms, covenants, events of default and constraints based on certain financial ratios for a term loan of its size and nature, including restrictions on the ability of the Operating Partnership, the Company and the subsidiary guarantors to: (i) incur debt; (ii) make investments; (iii) incur liens; (iv) undertake mergers, consolidations, asset sales and other fundamental entity changes; (v) make distributions; and (vi) enter into transactions with affiliates.

The Term Loan does not amend or otherwise alter the Company’s current Credit Facility, as described and defined in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. Among other things, KeyBank serves as a lender under the Credit Facility.

The foregoing summary of the Term Loan is not complete and is qualified in its entirety by reference to the Term Loan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1

Term Loan Agreement, dated as of May 30, 2025, by and among Gladstone Commercial Limited Partnership, as borrower, Gladstone Commercial Corporation, as guarantor, KeyBank National Association, as lender and agent, and the other lenders which are parties to the agreement.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gladstone Commercial Corporation
(Registrant)

Date: June 2, 2025	By:	/s/ Gary Gerson
Gary Gerson
Chief Financial Officer